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[LOGO] REZNICK FEDDER & SILVERMAN
       Certified Public Accountants - A Professional Corporation

                                             7700 Old Georgetown Road, Suite 400
                                             Bethesda, MD 20814-6224
                                             301-652-9100 Phone
                                             301-652-1848 Fax
                                             WWW.RFS.COM







                                  May 7, 2003


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


                          _____________________________




We consent to the inclusion in this Registration Statement on Form S-11 of our reports dated March 13, 2003 on the audited financial statements of BCTC IV Assignor Corp., Boston Capital Tax Credit Fund IV L.P., and Boston Capital Associates IV L.P., as of December 31, 2002. We also consent to the reference to our firm under the caption "Experts."



REZNICK FEDDER & SILVERMAN
/s/ Reznick Fedder & Silverman







                   ATLANTA - BALTIMORE -BETHESDA -CHARLOTTE